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SEPARATION AGREEMENT AND RELEASE

Lindon Shiao (“Employee”) and GRIDSENSE INC. (“Employer”, and together with Employee, the “Parties” and individually, a “Party”) enter into this Separation Agreement and Release (“Agreement”) effective as of the date set forth below (“Effective Date”) as follows:

RECITALS

A.Employee's employment relationship with Employer separated effective May 10, 2013 (the “Termination Date”). Employee acknowledges that he has been given a period of ten calendar days following the Termination Date (the “Review Period”) to consider this Agreement and to obtain any desired legal, tax or other advice and that by his signature below, he has chosen to waive the balance of such Review Period.

B.    Employee acknowledges that he has received from Employer all wages due and owing to him, including, but not limited to, pay for all earned, accrued, and unused vacation time or paid time off, overtime, commissions, and/or bonuses.

C.    Employee acknowledges that he has received reimbursement from Employer for all expenses incurred by Employee on behalf of Employer.

D.    The Parties wish to set forth the terms and conditions governing Employee's separation of employment with Employer and to provide for the settlement and release of any and all disputes and/or controversies which have arisen or may hereafter arise between Employer and Employee, including without limitation any and all claims arising out of or in any way related to Employee's employment with Employer and/or the separation of said employment.

E.    This Agreement and compliance with this Agreement shall not be construed as an admission by Employer of any liability whatsoever, or as an admission of any violation of the rights of Employee or any person, or as an admission of any violation of any law, statute, duty, contract or order whatsoever. Employer specifically disclaims all such liability.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements and releases herein, the Parties agree as follows:

1.    Consideration for Agreement. Employer agrees to pay Employee the severance sum of One Hundred Twenty Thousand Dollars ($120,000) less applicable withholdings. Payment will be made in twelve equal installments on each of the next twelve regular payroll dates for Employer following the Effective Date of this Agreement. The Parties further acknowledge that as provided in the Award (as hereinafter defined), Employee has 3,487,500 vested Units (as defined in the Award) as of the Effective Date.

2.    Releases. In consideration of the promises herein, the Parties agree to the following releases, subject to the limitations set forth in paragraph 2(c) below:

a.    Specific Release of Statutory Rights Claims by Employee. Employee understands and acknowledges that Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Uniform Services Employment and Reemployment Rights Act, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, as amended, the California Family Rights Act of 1991, the federal Fair Labor Standards Act, as amended, applicable provisions of California's Labor Code, and the California Industrial Welfare Commission Wage Orders provide the right to an Employee to bring charges, claims or complaints against an employer if the Employee believes he has been discriminated and/or retaliated against on a number of bases, including race, ancestry, color, religion, sex, pregnancy, marital status, national origin, status as a member of the United Stated Armed Forces or a veteran of the Vietnam Era, request or need for pregnancy and/or family or medical leave, physical or mental disability, medical condition, or sexual orientation, filing of a claim for workers' compensation benefits, and if the Employee believes that he has not been properly paid or the employer has otherwise violated wage and hour laws. Employee, with full understanding of the rights afforded him under these federal and state laws, agrees that he will not file, or cause to be filed, any civil lawsuit against Employer, ADP TotalSource, Inc. (“ADP”) or any of their respective managers, officers, directors, owners, employees or any other entity, person, or employee associated with or employed by Employer or ADP (“Agents”) based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws. Employee hereby waives any right to assert in a civil lawsuit against Employer, ADP or any of their respective managers, officers, directors, owners, or employees or any other Agent a claim for relief under these federal and state laws including, but not limited to, back pay, attorneys' fees, damages, reinstatement, or other injunctive relief which Employee may otherwise recover based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws. Employee further waives any right to receive any monetary award under these federal and state laws in any administrative forum.

b.    Mutual Release.  Excepting the obligations and limitations which are expressly set forth in this Agreement, Employee shall and hereby does release and forever discharge Employer, ADP and each of their respective predecessors, successors, heirs, parent companies, assigns, executors, administrators, Agents, employees, representatives, attorneys, affiliates (including but not limited to GridSense Pty Ltd. and CHK GridSense Pty Ltd.), subsidiaries, and any and all past or present directors or officers, and any other entity, person, or employee associated with or employed by Employer or ADP, and all of them, as well as any and all persons acting or allegedly acting by, under, through or in concert with any of them (hereinafter together with Employer and ADP, “Employer Releasees”), against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, rights, debts, suits, obligations, promises, acts, costs and expenses (including, but not limited to, attorneys' fees), damages and charges of whatsoever nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, or ever filed or prosecuted (hereinafter, collectively referred to as “Employee Claims”) which Employee may now have, or claim to have, or any time heretofore had, or claimed to have had, against Employer, ADP and/or any other Employer Releasees, or any other claim, as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of execution of this Agreement.  Excepting the obligations and limitations which are expressly set forth in this Agreement, Employer shall and hereby does release and forever discharge Employee and each of his heirs, assigns, executors, administrators, agents, employees, representatives, attorneys, affiliates, and any other entity, person, or employee associated with or employed by Employee, as well as any and all persons acting or allegedly acting by, under, through or in concert with any of them (hereinafter together with Employee, “Employee Releasees”), against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, rights, debts, suits, obligations, promises, acts, costs and expenses (including, but not limited to, attorneys' fees), damages and charges of whatsoever nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, or ever filed or prosecuted (hereinafter, collectively referred to as “Employer Claims”) which Employer may now have, or claim to have, or any time heretofore had, or claimed to have had, against Employee and/or any other Employee Releasees, or any other claim, as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of execution of this Agreement with regard to Employee's engagement by, employment with, or service as an officer of, Employer. The foregoing releases are intended to have the broadest lawful application and include, but are not limited to, any and all tort, contract, common law, constitutional, or statutory claims arising under state and/or federal law (in addition to those specifically released in paragraph 2(a) herein), including claims for bodily or personal injury, injury to reputation, and emotional pain and suffering, arising out of or related in any way to the transactions or occurrences between the Parties.  Notwithstanding this release provision, this release does not extend to those claims which cannot be waived as a matter of law, as more specifically set forth in paragraph 2(d) below.

c.    Waiver of Unknown and Unanticipated Claims. With respect to any Employee Claims or Employer Claims (collectively, “Claims”), the Parties expressly waive the provisions of California Civil Code section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

In that connection, the Parties realize and acknowledge that one or more of the Claims may include losses sustained by a Party that are presently unknown or unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, the Parties acknowledge that the releases herein have been negotiated and agreed upon and that in consideration for the rights and benefits under this Agreement, they intend and hereby do release, acquit, and forever discharge the Employer Releasees (in the case of Employee) or Employee Releasees (in the case of Employer) from any and all Claims, including those that are unknown, unsuspected, or unforeseen or that are presently unknown and unanticipated.

d.    No Intent to Waive Non-Waivable Rights. It is understood and agreed by the Parties that, by signing this Agreement and agreeing to the releases contained in this Agreement, none of them is waiving any right which cannot be waived as a matter of law, including but not limited to non-waivable rights that Employee may have under the California Labor Code. Furthermore, nothing in this Agreement shall prevent Employee from filing a charge or complaint with any state or federal agency or to participate or cooperate in such a matter. However, by signing this Agreement, Employee does waive any right to receive any monetary award resulting from such a charge, complaint, or investigation.

3.    Representations.

a.    Employee warrants that he has not made or caused to be made any assignment of any claim or cause of action covered by his releases set forth herein. Employee agrees to defend, indemnify and hold Employer, ADP and all other Employer Releasees harmless from any and all claims based on or in connection with or arising out of any such assignment or transfer made, purported, or claimed.

b.    Employee represents and acknowledges that in executing this Agreement he does not rely on and has not relied on any representation or statement not set forth herein made by Employer or its agents, employees, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

4.    Attorneys' Fees. Should either Party to this Agreement be required to take legal action for the enforcement of any provision contained in this Agreement, the prevailing Party shall, in addition to any other costs, be entitled to reimbursement for reasonable attorneys' fees and expert witness fees.

5.    Further Assurances. Employee agrees that he will now and in the future execute any and all documents; releases, including compromises and releases in the workers' compensation forum; dismissals; satisfactions of judgment; notices; and other forms of written documentation to fulfill the terms and conditions of this Agreement.

6.    Preservation of Employee Covenants. Employee and Employer are party to an At-Will Employment, Confidential Information, Non-Solicitation and Invention Assignment Agreement (the “Employment Agreement”). The Parties agree that certain covenants and obligations of Employee under the Employment Agreement survive Employee's separation from employment. Without limiting the generality of the foregoing, Employee has concurrent herewith delivered to Employer the Termination Certificate contemplated thereby and specifically acknowledges his obligations under Sections 2, 3, 5 and 6 of the Employment Agreement. In addition, Employee agrees to provide reasonable assistance to Employer upon request to transition projects for which Employee had responsibility during his employment.

7.    Confidentiality. Employee agrees that he shall keep the terms of this Agreement completely confidential, and shall not disclose the same to any person, entity, media source, or any party, except as required by law. Notwithstanding the foregoing, Employee may discuss the terms of this Agreement with his attorneys, accountants, and auditors to the extent necessary for the rendition of professional services by such attorneys, accountants, or auditors and to the extent consistent with any public disclosure made hereof by Employer in its filings with the Securities and Exchange Commission.

8.    Re-employment; Consultancy. Neither Employer nor any subsidiary, parent, affiliate, or division of Employer shall be under any obligation to employ, reemploy, or contract with Employee. Notwithstanding the foregoing, Employer has agreed to engage Employee as a consultant for the purpose of assisting Employer in finalizing a customer order in Myanmar and upon the receipt of payment for such order, Employer shall pay to Employee the sum of $40,000, subject to any withholdings that may be required by law.

9.    Disparaging Remarks. Employee agrees that he will not make disparaging remarks regarding Employer, ADP, other Employer Releasees or any other Agents. Employer agrees not to disparage Employee, provided nothing herein shall prevent any Party or its agents from providing truthful information in any court, administrative or other proceeding or governmental inquiry or from making or filing of any reports required by law.

10.    Integration of Agreement. The Recitals are hereby incorporated into this Agreement by reference as a valid representation of the Party or Parties to whom they relate. This Agreement (inclusive of such Recitals), together with the provisions of the Employment Agreement which survive employment termination, and your award agreement (subject to the terms thereof, including but not limited to vesting) under the GridSense Employee Incentive Plan (the “Award”), together set forth the entire agreement between the Parties and fully supersede other oral and written understandings or agreements between the Parties relating to the subject matter of this Agreement, and the Parties agree that there shall be no amendments to this Agreement that are not set forth in writing; provided that any confidentiality and inventions assignment agreements shall survive in accordance with their terms and Employer's rights thereunder and hereunder shall be cumulative. To the extent of a conflict between this Agreement and the Employment Agreement, this Agreement shall control. The Parties execute this Agreement with the full knowledge and understanding that the releases contained herein cover all possible claims against the Parties or the Employee Releasees or Employer Releasees, to the fullest extent permitted by law.

11.    Governing Law; Severability. This Agreement shall be construed and governed by the laws of the State of California. The Parties hereto further agree that if, for any reason, any provision hereof is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect.

12.    Modifications, Amendment and Waiver. No amendments or modifications to this Agreement shall be of any force or effect unless contained in a subsequent writing signed by each Party affected by such modification. No waiver of any of the provisions hereof shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making such waiver.

13.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be considered one and the same instrument.

14.    Acknowledgments. Employee represents, acknowledges and warrants that: a) he has read this Severance Agreement and Release; b) he has made such investigation of the facts pertaining to the Agreement as he deems necessary; c) he understands all of the Agreement's terms; d) he is executing this Agreement freely, voluntarily and without coercion, with full knowledge of its significance and legal consequence; e) he has had time and opportunity to be represented by counsel and has had adequate opportunity to review this Agreement; f) he intends to release Employer and all Employer Releasees from any liability for the matters covered by this Agreement; and g) the only promises made to him are those contained in this Agreement. EMPLOYEE ACKNOWLEGES THAT ADP IS AN INTENDED THIRD PARTY BENEFICIARY OF THIS AGREEMENT.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: _______________, 2013    EMPLOYEE

________________________________
Lindon Shiao

GRIDSENSE, INC.

BY: ____________________________
ITS: ____________________________